EXHIBIT 99.1

Phase I of Monarch Casino Resort Spa Black Hawk Expansion to Debut November 19

BLACK HAWK, Colo., Nov. 16, 2020 (GLOBE NEWSWIRE) -- Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (“Monarch” or “the Company”) announced today that it has received a Temporary Certificate of Occupancy (TCO) from the City of Black Hawk for floors 1-13 of its new 23-story hotel tower. The first phase of the expansion will open to the public on Thursday, November 19, 2020 at 9:00 a.m. MT.

The Phase I opening consists of an expanded casino, three restaurants, approximately 250 luxury hotel rooms and suites, convention space and other amenities.

The Company expects to open the balance of the expansion project (floors 14-23) later this year. The balance will include additional rooms and suites (bringing the total to 516), a concierge lounge, and a world-class spa and pool facility on the tower’s top floor.

On November 3, 2020 Colorado voters approved Amendment 77 to the Colorado Constitution, which allows the city of Black Hawk to remove or increase the $100 single bet limit and approve new games such as Baccarat and Pai-Gow Tiles. Concurrently, citizens of Black Hawk voted favorably to give authority to the City Council of Black Hawk to remove or increase the bet limit and approve new games. These new regulations could take effect as early as May 1, 2021.

John Farahi, Co-Chairman and Chief Executive Officer of Monarch, commented: “We are confident that our product will meet the expectations of the market’s upper segment.”

About Monarch Casino & Resort, Inc.
Monarch Casino & Resort, Inc., through its subsidiaries, owns and operates the Atlantis Casino Resort Spa, a hotel/casino facility in Reno, Nevada, and the Monarch Casino Resort Spa Black Hawk in Black Hawk, Colorado, approximately 40 miles west of Denver. For additional information on Monarch, visit the Company’s website at www.monarchcasino.com.

The Atlantis features approximately 61,000 square feet of casino space; 824 guest rooms; eight food outlets; two espresso and pastry bars; a 30,000 square foot health spa and salon with an enclosed year-round pool; two retail outlets offering clothing and traditional gift shop merchandise; an 8,000 square-foot family entertainment center; and approximately 52,000 square feet of banquet, convention and meeting room space. The casino features approximately 1,450 slot and video poker machines; approximately 38 table games, including blackjack, craps, roulette, and others; a race and sports book; a 24-hour live keno lounge; and a poker room.

The Monarch Casino Black Hawk features approximately 30,000 square feet of casino space; approximately 740 slot machines; 12 table games; a 250-seat buffet-style restaurant; a snack bar and a nine-story parking structure with approximately 1,350 spaces, plus additional existing valet parking bringing total parking capacity to 1,500 spaces. Upon completion of the expansion project, the Monarch Casino Resort Spa Black Hawk will feature approximately 60,000 square feet of casino space; approximately 1,250 slot machines; approximately 40 table games including blackjack, craps, and others; 516 guest rooms and suites; three additional restaurants (increasing the total to four) and additional bars; an upscale spa and pool facility; banquet and meeting room space; and a nine-story parking structure and additional valet parking with total parking capacity of 1,500 spaces.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements relating to (i) our plans, costs, financing, and additional expenses and revenue opportunities as a result of project and budget modifications, construction, completion and opening timelines of upgraded, redesigned and/or expanded facilities at Monarch Casino Black Hawk (including the timing of the opening of the expanded Monarch Casino Resort Spa Black Hawk and ramp up of operations); (ii) our expectations regarding our guests' acceptance of the expanded casino, new hotel and enhanced amenities at Monarch Casino Black Hawk; (iii) our expectations regarding our future position in, and share of, the market and the quality of service we provide to our guests; (iv) our expectations regarding the consequences of passage of Amendment 77 to the Colorado Constitution and the actions of the Black Hawk City Council in respect thereof on gaming revenue at Monarch Black Hawk; (v) our expectations regarding the impact of COVID-19 and the return to normalized operations; and (vi) our beliefs regarding the effectiveness of the actions we've taken with respect to COVID-19 and the quality of our properties as key factors in Monarch's long-term success. Actual results and future events and conditions may differ materially from those described in any forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

  continuing adverse impacts of the COVID-19 outbreak on our business, construction projects, financial condition and operating results;
  continuing actions by government officials at the federal, state and/or local level with respect to steps to be taken, including, without limitation, temporary or extended shutdowns, travel restrictions, social distancing and shelter-in-place orders, in connection with the COVID-19 outbreak;
  our ability to manage guest safety concerns caused by COVID-19;
  our ability to effectively manage and control expenses during temporary or extended shutdown periods;
  impact of temporary or extended shutdowns on our ability to maintain compliance with the terms and conditions of our credit facilities and other material contracts;
  our ability to negotiate relief options and necessary amendments to our Amended Credit Facility;
  access to available and reasonable financing on a timely basis our ability to maintain strong working relationships with our regulators, employees, lenders, suppliers, insurance carriers, customers, and other stakeholders;
  impact of any uninsured losses;
  changes in guest visitation or spending patterns due to health or other concerns;
  construction factors, including delays, disruptions, availability of labor and materials, increased costs of labor and materials, contractor disagreements, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, building permit issues and other regulatory approvals or issues;
  ongoing disagreements over costs of and responsibility for delays and other construction related matters with our Monarch Casino Black Hawk general contractor, PCL Construction Services, Inc., including, as previously reported, the litigation against us by such contractor;
  our filing of affirmative defenses and extensive counterclaims against the Monarch Casino Black Hawk contractor, PCL Construction Services, Inc., in the above-mentioned litigation;
  our potential need to post bonds or other forms of surety to support our legal remedies;
  risks related to development and construction activities (including disputes with and defaults by contractors and subcontractors; construction, equipment or staffing problems and delays; shortages of materials or skilled labor; environmental, health and safety issues; weather and other hazards, site access matters, and unanticipated cost increases);
  our ability to generate sufficient operating cash flow to help finance our expansion plans and subsequent debt reduction;
  changes in laws mandating increases in minimum wages and employee benefits;
  changes in laws and regulations permitting expanded and other forms of gaming in our key markets;
  the effects of local and national economic, credit and capital market conditions on the economy in general and on the gaming industry and our business in particular;
  the effects of labor shortages on our market position, growth and financial results;
  the potential of increases in state and federal taxation to address budgetary and other impacts of the COVID-19 pandemic;
  the potential of increased regulatory and other burdens to address the direct and indirect impacts of COVID-19 pandemic;
  guest acceptance of our expanded facilities once completed and the resulting impact on our market position, growth and financial results; and
  competition in our target market areas.

Additional information concerning potential factors that could adversely affect all forward-looking statements, including the Company's financial results, is included in our Securities and Exchange Commission filings, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.monarchcasino.com.

Contact:
David Farahi
Chief Operating Officer
775/825-4700 or dfarahi@monarchcasino.com

Joseph Jaffoni, Richard Land, James Leahy
JCIR
212/835-8500 or mcri@jcir.com